UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2007

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Form of Restricted Stock Agreement

On December 19, 2007, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Far East Energy Corporation (the "Company") approved a form of Restricted Stock Agreement for awards of restricted stock  of the Company to be granted from time to time.

The preceding is qualified in its entirety by reference to the form of Restricted Stock Agreement that is filed as Exhibit 10.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 27, 2007 and is incorporated by reference herein.

Item 5.02.  Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

Section 409A was added to the Internal Revenue Code of 1986, as amended (the "Code"), and it addresses deferred compensation arrangements.  Pursuant to Section 409A, certain options granted with an exercise price less than the fair market value of the underlying stock on the date of grant that vested after December 31, 2004 are deferred compensation arrangements subject to Section 409A (the “409A Options”) and can result in taxable income to an optionee with respect to such discount options (or portions thereof) prior to exercise, including regular state and federal income taxes plus a 20% additional federal income tax and interest charges. The amendments to the options described herein were made in accordance with certain guidance issued by the Internal Revenue Service with respect to Section 409A and were made solely to avoid the potential adverse tax consequences of Section 409A.

On December 19, 2007, the Compensation Committee approved the amendment of that portion of certain option agreements (the "Option Agreements") between the Company and each of Michael R. McElwrath, Garry R. Ward, Thomas E. Williams and Alex Yang that covers the 409A Options.  The portion of the Option Agreements that covers any options that vested prior to January 1, 2007 remains unchanged. The Option Agreements with Mr. McElwrath, Mr. Ward and Mr. Williams were each amended to increase the exercise price of the 409A Options to the fair market value on the date of grant of those options.   With respect to 500,000 of Mr. McElwrath's options, the 409A Options were amended to change the exercise price from $0.65 to $1.30.  With respect to 100,000 of Mr. McElwrath's 409A Options, the options were amended to change the exercise period from any time on or before October 13, 2013 to a fixed exercise date during 2008.  The exercise period for an additional 160,000 of Mr. McElwrath's 409A Options was changed from any time on or before October 13, 2013 to a fixed exercise date during 2009.  With respect to 300,000 of Mr. Ward's 409A Options, the options were amended to change the exercise price from $2.00 to $2.37.  With respect to 300,000 of Mr. Williams' 409A Options, the options were amended to change the exercise price from $2.00 to $2.09.  With respect to Mr. Yang's 480,000 409A Options, the options were amended to change the exercise period from any time on or before January 29, 2009 to a fixed exercise date during  2008.  In conjunction with the amendment of the Option Agreements, on December 19, 2007, the Compensation Committee also approved the grant of 338,542, 115,625 and 28,125 shares of restricted stock to Mr. McElwrath, Mr. Ward and Mr. Williams, respectively, which will vest during 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 27, 2007

Far East Energy Corporation

By:	/s/ Randall D. Keys
Randall D. Keys
Chief Financial Officer